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FOR IMMEDIATE RELEASE

CONTACT:
Sue Rodney
Manager, Investor Relations
Pharmacopeia, Inc.
(609) 452-3600


              PHARMACOPEIA ANNOUNCES AGREEMENT TO PURCHASE SOFTWARE
                      BUSINESS FROM OXFORD MOLECULAR GROUP

    -PHARMACOPEIA TO STRENGTHEN CHEMINFORMATICS POSITION AND TO GAIN INDUSTRY
              LEADING BIOINFORMATICS POSITION THROUGH GCG PRODUCTS-

Princeton, New Jersey and Oxford, England, August 9, 2000 - Pharmacopeia, Inc. (Nasdaq: PCOP) and Oxford Molecular Group Plc ("OMG") (London: OMG) today announced that they have signed a definitive agreement pursuant to which Pharmacopeia will acquire OMG's software subsidiaries subject to OMG shareholder approval. Once completed, this acquisition will provide Pharmacopeia with three key assets: an industry leading position in the large and growing field of bioinformatics, a broad line of cheminformatics products that complement Pharmacopeia's existing chemical database tools from Synopsys Scientific Systems, and a group of more than 120 talented employees, many of whom are highly skilled scientific software developers.

OMG's software business, which generated revenues from continuing products of approximately $15 million in 1999, designs and markets bioinformatics and cheminformatics products for the pharmaceutical, biotechnology and chemical industries. OMG's GCG product line gives researchers the power to capture, manage, analyze, compare, and mine the huge volumes of genetic data created in the search for novel therapeutic targets. The planned acquisition will augment Pharmacopeia's existing suite of products with state-of-the-art bioinformatics solutions that allow researchers to analyze DNA and protein sequence data. OMG's bioinformatics solutions range from a single user desktop to enterprise-wide server licensing and include well-known products such as the Wisconsin Package-TM-.

The planned acquisition will also provide Pharmacopeia with cheminformatics solutions that enable multidisciplinary research teams to capture, analyze and communicate the increasing volumes of biological and chemical data created in the search for new lead compounds and drug candidates. These products will complement Pharmacopeia's existing cheminformatics products available through Synopsys Scientific Systems. OMG cheminformatics products include the RS(3) packages.

"The acquisition of Oxford Molecular's software business is strategically very significant for

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Pharmacopeia to Acquire Software Business From OMG
August 9, 2000
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Pharmacopeia," said Joseph A. Mollica, Pharmacopeia's Chairman,
President and CEO. "We believe their bioinformatics products are unmatched in quality and scientific utility. They serve an increasingly important function as efforts continue to sequence and understand the human genome. Two especially exciting areas of complementarity of expertise and product offerings are functional genomics and proteomics, where GCG's sequence analysis strength can be combined with our strength in assigning protein structure and its subsequent function. In addition, the critical mass we will achieve from OMG's cheminformatics products will benefit our customers as they seek to leverage the important chemical data emerging from today's drug discovery efforts. This acquisition should serve to fuel Pharmacopeia's continued growth."

"As we've stated in the past," continued Dr. Mollica, "our goal is to provide a broad spectrum of integrated modeling, simulation, cheminformatics, and bioinformatics products and services that help our customers accelerate drug discovery and chemical development. The acquisition of OMG's software business will be another step toward achieving this goal."

Under the terms of the agreement, which is expected to close in late August and is conditional upon a majority vote of OMG shareholders, Pharmacopeia will acquire OMG's software business for approximately $27 million comprised of cash and the assumption of certain liabilities. The acquisition will be accounted for using the purchase method of accounting. Upon completion of the acquisition, Pharmacopeia will integrate OMG's bioinformatics and cheminformatics products into its existing Life Sciences software business.

Pharmacopeia (www.pharmacopeia.com) is a leader in enabling science and technology that accelerates drug discovery and chemical development. Pharmacopeia's Drug Discovery Services segment integrates proprietary small molecule combinatorial chemistry, high-throughput screening and informatics to accelerate its customers' drug discovery efforts. Pharmacopeia's Software segment, which includes MSI and Synopsys Scientific Systems develops and commercializes molecular modeling, simulation and informatics software and services. The drug discovery services and software technologies are integrated to support: 1) software sales and systems integration services for pharmaceutical, biotechnology, and chemical research, and 2) lead identification and optimization for drug discovery. Pharmacopeia employs approximately 550 people, generated 1999 revenues of approximately $104 million, and is headquartered in Princeton, NJ. Regional operations are in San Diego, CA; Burlington, MA; Cambridge, England; Leeds, England; Paris, France; Munich, Germany and Tokyo, Japan.

Oxford Molecular Group is a leading worldwide supplier of integrated discovery software and collaborative development services, for use by companies and academic institutions in the fields of pharmaceutical and biotechnology research.

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WHEN USED ANYWHERE IN THIS DOCUMENT, THE WORDS "EXPECTS", "BELIEVES",
"ANTICIPATES", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. PHARMACOPEIA HAS BASED THESE FORWARD-LOOKING STATEMENTS ON ITS CURRENT EXPECTATIONS ABOUT FUTURE EVENTS. SUCH STATEMENTS ARE SUBJECT TO


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Pharmacopeia to Acquire Software Business From OMG
August 9, 2000
Page 3


RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE SUCCESSFUL IMPLEMENTATION OF PHARMACOPEIA'S NEW STRATEGIC PLAN, THE ACCEPTANCE OF NEW PRODUCTS, THE OBSOLESCENCE OF EXISTING PRODUCTS, THE RESOLUTION OF EXISTING AND POTENTIAL FUTURE PATENT ISSUES, ADDITIONAL COMPETITION, CHANGES IN ECONOMIC CONDITIONS, AND OTHER RISKS DESCRIBED IN DOCUMENTS PHARMACOPEIA HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORM 10-Q. ALL FORWARD-LOOKING STATEMENTS IN THIS DOCUMENT ARE QUALIFIED ENTIRELY BY THE CAUTIONARY STATEMENTS INCLUDED IN THIS DOCUMENT AND SUCH FILINGS. THESE RISKS AND UNCERTAINTIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM RESULTS EXPRESSED OR IMPLIED BY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS DOCUMENT. PHARMACOPEIA DISCLAIMS ANY UNDERTAKING TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN ITS EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.